                          PROVISIONS ATTACHING TO THE
                            EXCHANGEABLE SHARES OF
                 MI Venture (Canada) Inc. (the "Corporation")

     The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

                                   ARTICLE 1
                                INTERPRETATION

1.1  Definitions.

For the purposes of these share provisions:

"Board of Directors" means the board of directors of the Corporation.

"Business Day" means any day on which commercial banks are open for business in New York, New York and Toronto, Ontario other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada or in New York, New York under the laws of the State of New York or the federal laws of the United States of America.

"Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying:

     (a)  the Foreign Currency Amount by,

     (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

"Common Shares" means the common shares in the capital of the Corporation.

"Corporation" means MI Venture (Canada) Inc., a corporation incorporated under and governed by the OBCA.

"Current Market Price" means, in respect of an MIEC Class A Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and ask prices of MIEC Class A Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on NASDAQ, or, if the MIEC Class A Shares are not then quoted on NASDAQ, on such other stock exchange or automated quotation system on which the MIEC Class A Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such
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                                     - 2 -


purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of MIEC Class A Shares during such period does not create a market which reflects the fair market value of an MIEC Class A Share, then the Current Market Price of an MIEC Class A Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

"Dividend Amount" has the meaning ascribed thereto in section 6.3 of these share provisions.

"Exchangeable Shares" mean the non-voting exchangeable shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

"Exchangeable Share Support Agreement" means the Exchangeable Share Support Agreement between MIEC and the Corporation dated as of December 30, 1999.

"Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct Magna to vote) under the Voting and Exchange Agreement.

"Exempt Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the MIEC Class A Shares.

"Expiry Date" means October 1, 2001, or such other date after October 1, 2001 but prior to April 1, 2003 that the Board of Directors may determine, provided that written notice of the determination of such other date is provided to holders of the Exchangeable Shares at least 60 days' prior to October 1, 2001.

"Liquidation Amount" has the meaning ascribed thereto in section 5.1 of these share provisions.

"Liquidation Call Right" has the meaning ascribed thereto in section 14.1 of these share provisions.

"Liquidation Date" has the meaning ascribed thereto in section 5.1 of these share provisions.

"Magna" means Magna International Inc., a corporation incorporated under and governed by the OBCA.

"MIEC Call Notice" has the meaning ascribed thereto in section 6.3 of these share provisions.

"MIEC" means MI Entertainment Corp., a corporation existing under the laws of the State of Delaware, and any successor corporation thereto.
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"MIEC Class A Shares" mean the shares of Class A Subordinate Voting Stock, par value U.S. $0.01, in the capital of MIEC, and any other securities into which such shares may be changed, including shares into which MIEC Class A Shares may be changed consequent upon an amalgamation, merger, reorganization or other transaction affecting the MIEC Class A Shares.

"MIEC Control Transaction" means any merger or amalgamation involving MIEC, any tender offer for MIEC, and any material sale of shares or rights or interests therein or thereto by MIEC or similar transactions, or any proposal to do so.

"MIEC Dividend Declaration Date" means the date on which the Board of Directors declares any dividend on the MIEC Class A Shares.

"NASDAQ" means the Nasdaq National Market.

"OBCA" means the Business Corporations Act (Ontario) as it may be amended from time to time.

"Person" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status.

"Purchase Price" has the meaning ascribed thereto in section 6.3 of these share provisions.

"Redemption Call Purchase Price" has the meaning ascribed thereto in section
15.1 of these share provisions.

"Redemption Call Right" has the meaning ascribed thereto in section 15.1 of these share provisions.

"Redemption Date" means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than the Expiry Date, unless:

     (a) the number of Exchangeable Shares then outstanding, other than Exchangeable Shares held by MIEC and its subsidiaries, constitutes less than 5% of the aggregate of the number of MIEC Class A Shares then outstanding and the total number of Exchangeable Shares then outstanding (including all Exchangeable Shares held by MIEC and its subsidiaries), in which case the Board of Directors may accelerate such redemption date to such date prior to the Expiry Date as they may determine, upon at least 60 days' prior written notice to the registered holders of the Exchangeable Shares;

     (b) an MIEC Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares
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     in connection with such MIEC Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such MIEC Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to the Expiry Date as they may determine, upon such number of days' prior written notice to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances;

     (c) an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, the redemption date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances; or

     (d) an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b), (c) or (d) above to less than 10% of such holders of Exchangeable Shares shall not affect the validity of any such redemption.

"Redemption Price" has the meaning ascribed thereto in section 7.1 of these share provisions.

"Retracted Shares" has the meaning ascribed thereto in section 6.1(a) of these share provisions.

"Retraction Call Right" has the meaning ascribed thereto in section 6.1(c) of these share provisions.

"Retraction Date" has the meaning ascribed thereto in section 6.1(b) of these share provisions.

"Retraction Price" has the meaning ascribed thereto in section 6.1 of these share provisions.

"Retraction Request" has the meaning ascribed thereto in section 6.1 of these share provisions.
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"subsidiary" has the meaning ascribed thereto by the OBCA.

"Transfer Agent" means such Person as may from time to time be appointed by the Board of Directors as the registrar and transfer agent for the Exchangeable Shares.

"Voting and Exchange Agreement" means the Voting and Exchange Agreement among Magna, MIEC and the Corporation dated as of December 30, 1999.

                                   ARTICLE 2
                        RANKING OF EXCHANGEABLE SHARES

2.1  Preference Entitlement.

The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

                                   ARTICLE 3
                                   DIVIDENDS

3.1  Entitlement.

Subject to section 3.2 below, a holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each MIEC Dividend Declaration Date, declare a dividend on each Exchangeable
Share:

     (a) in the case of a cash dividend declared on the MIEC Class A Shares, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the MIEC Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each MIEC Class A Share;

     (b) in the case of a stock dividend declared on the MIEC Class A Shares to be paid in MIEC Class A Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of MIEC Class A Shares to be paid on each MIEC Class A Share; or

     (c) in the case of a dividend declared on the MIEC Class A Shares in property other than cash or MIEC Class A Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by section 3.5 hereof) the type and amount of property declared as a dividend on each MIEC Class A Share.

Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable.
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3.2  Stock Dividends.

In the case of a stock dividend declared on the MIEC Class A Shares to be paid in MIEC Class A Shares, in lieu of declaring the stock dividend contemplated by section 3.1(b) on the Exchangeable Shares, the Board of Directors may, in its discretion and subject to applicable law, subdivide, redivide or change (the "subdivision") each Exchangeable Share on the basis that each Exchangeable Share before the subdivision becomes a number of Exchangeable Shares as is equal to the sum of (i) an MIEC Class A Share and (ii) the number of MIEC Class A Shares to be paid as a stock dividend on each MIEC Class A Share. In such instance, and notwithstanding any other provision hereof, such subdivision shall become effective on the effective date specified in section 3.4 hereof without any further act or formality on the part of the Board of Directors or of the holders of Exchangeable Shares. For greater certainty, no approval of the holders of Exchangeable Shares to an amendment to the articles of the Corporation shall be required to give effect to such subdivision.

3.3  Payment of Cash Dividends.

Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Subject to applicable law, certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by section 3.1(b) hereof or any subdivision of shares contemplated by section 3.2 hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend or share subdivision represented thereby. Such other type and amount of property in respect of any dividends contemplated by section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.4  Record Date.

The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the MIEC Class A Shares. The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision of Exchangeable Shares under section 3.2 hereof and the effective date of such subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding stock dividend declared on MIEC Class A Shares.
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3.5  Unpaid Dividends.

If on any payment date for any dividends declared on the Exchangeable Shares under section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.6  Economic Equivalence.

The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of sections 3.1 and 3.2 hereof, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

     (a) in the case of any stock dividend or other distribution payable in MIEC Class A Shares, the number of such shares issued in proportion to the number of MIEC Class A Shares previously outstanding;

     (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase MIEC Class A Shares (or securities exchangeable for or convertible into or carrying rights to acquire MIEC Class A Shares), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors in the manner above contemplated) of an MIEC Class A Share;

     (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of MIEC of any class other than MIEC Class A Shares, any rights, options or warrants other than those referred to in section 3.6(b) above, any evidences of indebtedness of MIEC or any assets of MIEC), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding MIEC Class A Share and the current market value (as determined by the Board of Directors in the manner above contemplated) of an MIEC Class A Share; and

     (d) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of MIEC Class A Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the average of the closing bid and ask prices of such security during a period of not less than 20 consecutive trading days ending not more than
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                                     - 8 -

three trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such determination by the Board of Directors shall be conclusive and binding on the Corporation and its shareholders.

                                   ARTICLE 4
                             CERTAIN RESTRICTIONS

4.1  Restrictions on the Corporation.

So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but, subject to section 3.2 hereof, may at any time with, the approval of the holders of the Exchangeable Shares given as specified in section 10.2 of these share provisions:

     (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

     (b) redeem or purchase or make any capital distribution in respect of the Common Shares or any other shares ranking junior to the Exchangeable Shares;

     (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

     (d) issue any Exchangeable Shares other than (i) pursuant to any shareholder rights plan adopted by the Corporation, (ii) by way of stock dividend to the holders of such Exchangeable Shares contemplated by section
     3.1 hereof, or (iii) by way of any subdivision of Exchangeable Shares contemplated by section 3.2 hereof; or

     (e) issue any shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

The restrictions in sections 4.1(a), 4.1(b), 4.1(c) and 4.1.(d) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the MIEC Class A Shares shall have been declared and paid on the Exchangeable Shares.
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                                   ARTICLE 5
                          DISTRIBUTION ON LIQUIDATION

5.1  Entitlement of Holder.

In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the exercise by MIEC of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Current Market Price of an MIEC Class A Share on the last Business Day prior to the Liquidation Date (the "Liquidation Amount"), which shall be satisfied in full by the Corporation causing to be delivered to such holder one MIEC Class A Share, together with all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

5.2  Payment of Liquidation Amount.

On or promptly after the Liquidation Date, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent, MIEC or the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of certificates representing MIEC Class A Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) (without interest). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the
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                                     - 10 -

total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) (without interest) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the MIEC Class A Shares delivered to them or the custodian on their behalf.

5.3  No Further Entitlement.

After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                   ARTICLE 6
                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1  Retraction Entitlement.

A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by MIEC of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of an MIEC Class A Share on the last Business Day prior to the Retraction Date (the "Retraction Price"), which shall be satisfied in full by the Corporation causing to be delivered to such holder one MIEC Class A Share for each Exchangeable Share presented and surrendered by the holder, together with, on the payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent, MIEC or the Corporation may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:
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                                     - 11 -

     (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

     (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and

     (c) acknowledging the overriding right (the "Retraction Call Right") of MIEC to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to MIEC in accordance with the Retraction Call Right on the terms and conditions set out in section 6.3 below.

6.2  Corporation To Redeem.

Subject to the exercise by MIEC of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares, provided that all declared and unpaid dividends for which the record date has occurred prior to the Retraction Date shall be paid on the payment date for such dividends. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by MIEC pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3  Notice of Retraction Request to MIEC.

Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify MIEC thereof. In order to exercise the Retraction Call Right, MIEC must notify the Corporation of its determination to do so (the "MIEC Call Notice") within five Business Days of notification to MIEC by the Corporation of the receipt by the Corporation of the Retraction Request. If MIEC does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that MIEC will not exercise the Retraction Call Right. If MIEC delivers the MIEC Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to MIEC in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and MIEC shall purchase
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                                     - 12 -

from such holder and such holder shall sell to MIEC on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share, plus, on the designated payment date therefor, to the extent not paid by the Corporation on the designated payment date therefor, an additional amount equivalent to the full amount of all declared and unpaid dividends on those Retracted Shares held by such holder on any dividend record date which occurred prior to the Retraction Date (the "Dividend Amount"). For the purposes of completing a purchase pursuant to the Retraction Call Right, MIEC shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing MIEC Class A Shares and a cheque or cheques of MIEC payable at par at any branch of the bankers of MIEC representing the aggregate Dividend Amount, less any amounts withheld on account of tax required to be deducted and withheld therefrom (without interest). Provided that MIEC has complied with the immediately preceding sentence, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that MIEC does not deliver a MIEC Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4  Delivery of MIEC Class A Shares.

The Corporation or MIEC, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the MIEC Class A Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or MIEC, as applicable, representing the aggregate Dividend Amount in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom (without interest), and such delivery of such certificates and cheques on behalf of the Corporation or by MIEC, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5  No Further Entitlement of Holder.

On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by MIEC shall thereafter be considered and deemed for all purposes to be a holder of the MIEC Class A Shares delivered to it.

6.6  Limitation of Redemption Obligation.

Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that MIEC shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem the maximum number of Exchangeable Shares which the Board of Directors determine the Corporation is, on the Retraction Date, permitted to redeem, which shall be selected as nearly as may be pro rata (disregarding fractions) in proportion to the total number of Exchangeable Shares tendered for retraction by each holder thereof and the Corporation shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7 and provided further that MIEC shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to section 6.2 of these share provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have required MIEC to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by MIEC to such holder of the Purchase Price for each such Retracted Share.

6.7  Withdrawal of Retraction Request.

A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to MIEC shall be deemed to have been revoked.

                                   ARTICLE 7
             REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1  Redemption by Corporation.

Subject to applicable law, and provided MIEC has not exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Current Market Price of an MIEC Class A Share on the last Business Day prior to the Redemption Date (the "Redemption Price"), which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one MIEC Class A Share for each Exchangeable Share held by such holder, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

7.2  Notice to Holders.

In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a MIEC Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by MIEC under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a MIEC Control Transaction, an Exchangeable Share Voting Event and an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Corporation or the purchase by MIEC under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of the Corporation to be reasonably practicable in the circumstances. In any such case, such notice shall set out the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3  Payment of Redemption Price.

On or after the Redemption Date and subject to the exercise by MIEC of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent, MIEC or the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of certificates representing MIEC Class A Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of any such dividends, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom (without interest). On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for and the full amount of such dividends on (except as provided in the preceding sentence) the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom (without interest). Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares so deposited (without interest), against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such dividends, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the MIEC Class A Shares delivered to them or the custodian on their behalf.

                                   ARTICLE 8
                           PURCHASE FOR CANCELLATION

8.1  Corporation May Purchase For Cancellation.

Subject to applicable law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase. If in response to an invitation for tenders under the provisions of this section 8.1, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

                                   ARTICLE 9
                                 VOTING RIGHTS

9.1  Exchangeable Shares Non-Voting.

Except as required by applicable law and by Article 10, section 11.1 and section
12.2 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

9.2  Rights Under Voting and Exchange Agreement.

The holders of the Exchangeable Shares shall be entitled to require Magna to exercise the voting rights attaching to certain of the shares of MIEC held by it in accordance with the terms of the Voting and Exchange Agreement.

                                  ARTICLE 10
                            AMENDMENT AND APPROVAL

10.1  Requirement for Approval.

The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2  Manner of Approval.

Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                  ARTICLE 11
          RECIPROCAL CHANGES, ETC. IN RESPECT OF MIEC CLASS A SHARES

11.1 Acknowledgement of Holder.

Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement provides, in part, that MIEC will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

     (a) issue or distribute MIEC Class A Shares (or securities exchangeable for or convertible into or carrying rights to acquire MIEC Class A Shares) to the holders of all or substantially all of the then outstanding MIEC Class A Shares by way of stock dividend or other distribution, other than an issue of MIEC Class A Shares (or securities exchangeable for or convertible into or carrying rights to acquire MIEC Class A Shares) to holders of MIEC Class A Shares who exercise an option to receive dividends in MIEC Class A Shares (or securities exchangeable for or convertible into or carrying rights to acquire MIEC Class A Shares) in lieu of receiving cash dividends;

     (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding MIEC Class A Shares entitling them to subscribe for or to purchase MIEC Class A Shares (or securities exchangeable for or convertible into or carrying rights to acquire MIEC Class A Shares); or

     (c) issue or distribute to the holders of all or substantially all of the then outstanding MIEC Class A Shares:

          (i) shares or securities of MIEC of any class other than MIEC Class A Shares (other than shares convertible into or exchangeable for or carrying rights to acquire MIEC Class A Shares);

          (ii)   rights, options or warrants other than those referred to in section 11.1(b) above;

          (iii)  evidences of indebtedness of MIEC; or

          (iv)   assets of MIEC,

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

11.2 Further Acknowledgement.

Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement further provides, in part, that MIEC will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

     (a) subdivide, redivide or change the then outstanding MIEC Class A Shares into a greater number of MIEC Class A Shares;

     (b) reduce, combine, consolidate or change the then outstanding MIEC Class A Shares into a lesser number of MIEC Class A Shares; or

     (c) reclassify or otherwise change the MIEC Class A Shares or effect an amalgamation, merger, reorganization or other transaction affecting the MIEC Class A Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares. The Exchangeable Share Support Agreement further provides, in part, that the aforesaid provisions of the Exchangeable Share Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions.

                                  ARTICLE 12
                       ACTIONS BY THE CORPORATION UNDER
                     EXCHANGEABLE SHARE SUPPORT AGREEMENT

12.1 Compliance with Agreement.

The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance MIEC and the Corporation with all provisions of the Exchangeable Share Support Agreement applicable to each of them respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

12.2 No Amendment Without Shareholder Approval.

The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Exchangeable Share Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

     (a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

     (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                  ARTICLE 13
                              LEGEND; CALL RIGHTS

13.1 Certificates to Bear Legend.

The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Exchangeable Share Support Agreement, the Liquidation Call Right, the Redemption Call Right, the Retraction Call Right and the Voting and Exchange Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

13.2 Acknowledgement of Rights in Favour of MIEC.

Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of MIEC, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of MIEC.

                                  ARTICLE 14
                            LIQUIDATION CALL RIGHT

14.1  Rights of MIEC Upon Liquidation, Etc.

MIEC shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 hereof, to purchase from all but not less than all of the holders of Exchangeable Shares (other than MIEC and any holder of Exchangeable Shares which is a subsidiary of MIEC) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by MIEC of an amount per share (the "Liquidation Call Purchase Price") equal to the Current Market Price of an MIEC Class A Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by MIEC causing to be delivered to such holder one MIEC Class A Share, plus, to the extent not paid by the Corporation, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of purchase by MIEC (the "Dividend Amount"). In the event of the exercise of the Liquidation Call Right by MIEC, each holder of Exchangeable Shares (other than MIEC and any holder of Exchangeable Shares which is a subsidiary of MIEC) shall be obligated to sell all of the Exchangeable Shares held by such holder to MIEC on the Liquidation Date on payment by MIEC to the holder of the Liquidation Call Purchase Price for each such share, and the Corporation shall have no obligation to pay the Liquidation Amount of such shares so purchased by MIEC.

14.2  Exercise of Liquidation Call Right.

To exercise the Liquidation Call Right, MIEC must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation of MIEC's intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not MIEC has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by MIEC. If MIEC exercises the Liquidation Call Right, then on the Liquidation Date MIEC will purchase and the holders will sell all of the Exchangeable Shares then outstanding (other than any Exchangeable Shares held by MIEC or a subsidiary of MIEC) for a price per share equal to the Liquidation Call Purchase Price.

14.3  Satisfaction of Purchase Under Liquidation Call Right.

For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, MIEC shall deposit with the Transfer Agent, on or before the Liquidation

Date, certificates representing the aggregate number of MIEC Class A Shares deliverable by MIEC and a cheque or cheques of MIEC payable at par at any branch of the bankers of MIEC representing the aggregate Dividend Amount in payment of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to
Article 16 hereof. Provided that MIEC has complied with the immediately preceding sentence, on and after the Liquidation Date, the rights of each holder of Exchangeable Shares (other than any Exchangeable Shares held by MIEC or by a subsidiary of MIEC) will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by MIEC upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the MIEC Class A Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of MIEC shall deliver to such holder, certificates representing the MIEC Class A Shares to which the holder is entitled and a cheque or cheques of MIEC payable at par at any branch of the bankers of MIEC in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to Article 16 hereof. If MIEC does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 hereof.

                                  ARTICLE 15
                             REDEMPTION CALL RIGHT

15.1  Rights of MIEC Upon Redemption.

MIEC shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of Exchangeable Shares by the Corporation pursuant to Article 7 hereof, to purchase from all but not less than all of the holders of Exchangeable Shares [(other than MIEC and any holder of Exchangeable Shares which is a subsidiary of MIEC) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by MIEC to each holder of an amount per Exchangeable Share (the "Redemption Call Purchase Price") equal to the Current Market Price of an MIEC Class A Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by MIEC causing to be delivered to such holder one MIEC Class A Share, plus the Dividend Amount. In the event of the exercise of the Redemption Call Right by MIEC, each holder (other than MIEC and any holder of Exchangeable Shares which is a subsidiary of MIEC) shall be obligated to sell all of the Exchangeable Shares held by such holder to MIEC on the Redemption Date on payment by MIEC to the holder of the Redemption Call Purchase Price for each such share, and the Corporation shall have no obligation to redeem such shares so purchased by MIEC.

15.2  Exercise of Redemption Call Right.

To exercise the Redemption Call Right, MIEC must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation of MIEC's intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of an MIEC Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, in which case MIEC shall so notify the Transfer Agent and the Corporation on or before the Redemption Date. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not MIEC has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by MIEC. If MIEC exercises the Redemption Call Right, then on the Redemption Date, MIEC will purchase and the holders will sell all of the Exchangeable Shares then outstanding (other than any Exchangeable Shares held by MIEC or a subsidiary of MIEC) for a price per share equal to the Redemption Call Purchase Price.

15.3  Satisfaction of Purchase Under Redemption Call Right.

For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, MIEC shall deposit with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of MIEC Class A Shares deliverable by MIEC and a cheque or cheques of MIEC payable at par at any branch of the bankers of MIEC representing the aggregate Dividend Amount in payment of the total Redemption Call Purchase Price, less any amounts withheld pursuant Article 16 hereof. Provided that MIEC has complied with the immediately preceding sentence, on and after the Redemption Date, the rights of each holder of Exchangeable Shares (other than any Exchangeable Shares held by MIEC or a subsidiary of MIEC) will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by MIEC upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the MIEC Class A Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of MIEC shall deliver to such holder, certificates representing the MIEC Class A Shares to which the holder is entitled and a cheque or cheques of MIEC payable at par at any branch of the bankers of MIEC in payment of the remaining portion, if any, of the total Redemption Call Purchase Price, less any amounts withheld pursuant to Article 16 hereof. If MIEC does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to Article 7 hereof.

                                  ARTICLE 16
                               WITHHOLDING TAXES

16.1  Right to Deduct and Withhold.

The Corporation and MIEC shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as it is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation and MIEC are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to enable it to comply with such deduction or withholding requirement and it shall notify the holder thereof and remit to the holder any unapplied balance of the net proceeds of such sale.

                                  ARTICLE 17
                                    NOTICES

17.1  Notices to the Corporation.

Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

17.2  Presentation and Surrender of Exchangeable Shares.

Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by ordinary mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by ordinary mail shall be at the sole risk of the holder mailing the same.

17.3  Notices to Holders of Exchangeable Shares.

Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

17.4  Interruption of Mail Service.

If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Corporation shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Quebec, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place.

If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Corporation would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally to the Corporation in accordance with section 17.1 or 17.2, as the case may be.

                                  SCHEDULE A
                             NOTICE OF RETRACTION

TO:       MI Venture (Canada) Inc. (the "Corporation")
AND TO:   MI Entertainment Corp. ("MIEC")

This notice is given pursuant to Article 6 of the provisions attaching to the Exchangeable Shares of the Corporation represented by this certificate (the "Share Provisions") and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

    [_]   all share(s) represented by this certificate; or

    [_]   ________________ share(s) only.

The undersigned hereby notifies the Corporation that the Retraction Date shall be ________________________________________________.

NOTE:    The Retraction Date must be a Business Day and must not be less than 10
Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by the Corporation.

The undersigned acknowledges the overriding Retraction Call Right of MIEC to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retractable Shares to MIEC in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in section 6.3 of the Share Provisions. This notice of retraction, and this offer to sell the Retracted Shares to MIEC, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, and provided that MIEC shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Agreement) so as to require MIEC to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to MIEC and the Corporation that the undersigned:

    [_]   is

               (select one)

    [_]   is not

a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

The undersigned hereby represents and warrants to MIEC and the Corporation that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by MIEC or the Corporation, as the case may be, free and clear of all liens, claims and encumbrances.


_________     ______________________________    ________________________________
(Date)        (Signature of Shareholder)        (Guarantee of Signature)

[_] Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick- up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:  ____________________

Name of Person in Whose Name Securities or Cheque(s)
Are to be Registered, Issued or Delivered (please print): ______________________

Street Address or P.O. Box: ____________________________________________________

Signature of Shareholder: ______________________________________________________

City, Province and Postal Code: ________________________________________________

Signature Guaranteed by: _______________________________________________________

NOTE: If this notice of retraction is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Corporation represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).